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                                                                                                       Exhibit 11.1

                            SHERIDAN HEALTHCARE, INC.
                Computation of Earnings per Share of Common Stock
                    (in thousands, except per share amounts)



                                                                                          Three Months Ended
                                                                                               March 31,
                                                                                          1997           1996
                                                                                      -----------    -----------
Primary Earnings Per Share:
---------------------------

   Weighted average shares outstanding............................................          6,715          6,193
   Dilutive effect of outstanding stock options...................................            182             84
                                                                                      -----------    -----------
   Primary weighted average shares of common stock and
      common stock equivalents outstanding........................................          6,897          6,277
                                                                                      ===========    ===========

   Net income.....................................................................    $     1,188    $        853

   Net income per share - primary.................................................    $       .17    $        .14


Fully Diluted Earnings Per Share:
---------------------------------

   Weighted average shares outstanding............................................          6,715          6,193
   Dilutive effect of outstanding stock options...................................            227             84
                                                                                      -----------    -----------
   Fully diluted weighted average shares of common stock and
      common stock equivalents outstanding........................................          6,942          6,277
                                                                                      ===========    ===========

   Net income.....................................................................    $     1,188    $        853

   Net income per share - fully diluted...........................................    $       .17    $        .14


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